REVOLVING PROMISSORY NOTE

$100,000.00

April 15, 2004
Briarcliff Manor, New York

FOR VALUE RECEIVED, OPTIONABLE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of MARK NORDLICHT (the "Lender") at the office of the Lender located at 165 West End Ave., Apt. 11N, New York, NY 10023, or at such other places as the holder hereof may from time to time designate in writing, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000), or, if less, the aggregate unpaid amount of all advances made by the Lender to the Borrower under the Commitment (as defined in the Agreement referred to below). This Note shall be due and payable on August 1, 2004 or as otherwise agreed to in writing by the Borrower and Lender.

This Note has been executed and delivered pursuant to the Revolving Credit Facility Agreement dated as of April 15, 2004 (the "Agreement") between the Borrower and the Lender. Advances may be made from time to time by the Lender pursuant to the Commitment, which advances shall be entered by the Lender on Schedule I. Reference is made to the Agreement for a description of additional rights of the Lender and duties of the Borrower hereunder and said Agreement is incorporated by reference herein as if set forth in full herein. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

All payments shall be applied, on a *pro rata* basis among outstanding advances, first to penalty interest (if any) and then to the unpaid principal of this Note.

Borrower may prepay this Note in whole or in part at any time prior to the Expiration Date without penalty.

All payments shall be applied, on a *pro rata* basis among outstanding advances, first to penalty interest (if any) and then to the unpaid principal of this Note.

Borrower waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and agrees that the time for payment of this Note may be extended at Lender's sole discretion, without impairing its liability thereon. Any delay on the part of the Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

This Note shall bind the successors and assigns of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the laws, rules or principles of such State, regarding conflicts of laws.

OPTIONABLE, INC.

By: ______________________________
Name: Edward J. O'Connor
Title: President

SCHEDULE I

Advances and Payments of Principal and Interest pursuant to a Revolving Credit Facility Agreement and Promissory Note, each dated April 15, 2004, between Optionable, Inc. and Mark Nordlicht.

Date	Amount of Advance Made This Date ($)	Penalty Interest Rate (if applicable)	Amount of Principal Prepaid ($)	Principal Balance Remaining Unpaid ($)	Amount of any Penalty Interest Paid This Date ($)
04/12/2004	50,000				-0-
					-0-
					-0-
					-0-
					-0-
					-0-
					-0-
					-0-
					-0-
					-0-
					-0-